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                                                                   EX-99.B(j)(9)

                           WELLS FARGO VARIABLE TRUST
                                POWER OF ATTORNEY
                                -----------------

     Michael J. Hogan, whose signature appears below, does hereby constitute and appoint Christopher Bellonzi, C. David Messman, Dorothy A. Peters and Karla M. Rabusch, each an officer of Wells Fargo Variable Trust (hereafter the "Trust"), each individually with power of substitution or resubstitution, his true and lawful attorneys in fact and agents (each, an "Attorney-in-Fact") with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter "SEC") in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, signing in the name and on behalf of the undersigned as President and/or principal executive officer of the Trust any and all such Registration Statements or amendments filed with the SEC and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

     By signing this Power of Attorney, I hereby revoke and rescind any earlier Power of Attorney signed by me in connection with my role as President and/or principal executive officer of the Trust. This Power of Attorney shall be revocable at any time by a writing signed by the undersigned and shall terminate automatically with respect to any Attorney-in-Fact named above if such Attorney-in-Fact ceases to be an officer of the Trust and with respect to all Attorneys-in-Fact named above if the undersigned ceases to be a President and/or principal executive officer of the Trust.

Effective Date:
February 5, 2002

                                              /s/ Michael J. Hogan
                                           --------------------------
                                           Michael J. Hogan